PROSPECTUS DATED                                       Pricing Supplement No. 11
April 1, 1998                                          Effective June 22, 1998



                            U.S. $1,000,000,000             Rule 424 (b) (3)
                                                          Registration Statement
                          FORD MOTOR CREDIT COMPANY          No. 333-45015

                        VARIABLE DENOMINATION FLOATING
                              RATE DEMAND NOTES


                       - - - - - - - - - - - - - - - -

                           Interest Rate Per Annum
                           - - - - - - - - - - - -




Period            Tier One Notes     Tier Two Notes         Tier Three Notes
Beginning         Under $15,000      $15,000-$49,999        $50,000 and over
---------         --------------     ---------------        ----------------
6/22/98                 5.27%             5.47%                   5.67%
